UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2023
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	RJF PrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)    On August 21, 2023, the Board of Directors (the “Board”) of Raymond James Financial, Inc., a Florida corporation (the “Company”), approved a resolution to amend and restate the Company’s By-laws (the “By-laws”). The By-laws were last amended on February 24, 2023.

Below is a summary of the changes made to the By-laws (capitalized terms used but not defined herein have the meanings ascribed thereto in the By-laws):

•Provide that, in determining shareholders entitled to propose business or nominations to be brought before an annual meeting of shareholders and their required status as a record holder of the Company’s shares who is able to vote the shares, the relevant time period for such determination is not just the time of the annual meeting, but also any postponement, adjournment, rescheduling, or continuation thereof.

•Clarify that in calculating any time periods with reference to the date of the Company’s annual meeting for the preceding year, such date shall be the date that the annual meeting was first convened, regardless of whether it was subsequently adjourned to a later date.

•Provide that, in no event shall any adjournment, postponement, rescheduling, or continuation of an annual meeting (or the announcement thereof) to a later date or time commence a new time period (or extend any time period) for the submission of a Proposal Notice or a Nominating Notice or any of the other information as described in the By-laws.

•Require that the description of the reasons for proposing business to be brought before an annual meeting that is included in a Proposal Notice be reasonably detailed.

•Require that the Proposal Notice’s description of any interest of any Proposing Person in the business proposed to be brought before an annual meeting, include any interest, direct or indirect, monetary or non-monetary.

•Require that, if a shareholder submitting a Proposal Notice includes therein a proposal to amend the By-laws, the Company’s Amended and Restated Articles of Incorporation, or any policy of the Company, the complete text of the proposed amendment must be included in the Proposal Notice, regardless of whether the proposal is binding or precatory.

•Provide that the definition of a person deemed to be Acting in Concert with another not be applicable to a broker, dealer, commercial bank, or trust company that, in the ordinary course of its business, was directed to prepare and submit the Proposal Notice on behalf of a beneficial owner of shares of the Company held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with the beneficial owner.

•Provide that business proposed to be brought by a shareholder before an annual meeting of shareholders may not be brought if (i) such shareholder is not Present in Person at the shareholders’ meeting to present its proposed business, (ii) such shareholder or any Proposing Person breaches, or takes any action contrary to, any of the representations, undertakings, or commitments made in the Proposal Notice applicable to such business (or any of the documents submitted in connection therewith), (iii) when submitted to the Company prior to the Proposal Notice Deadline, the Proposal Notice applicable to such business (or any of the documents submitted in connection therewith) contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (iv) after being submitted to the Company, the Proposal Notice applicable to such business (or any of the documents submitted in connection therewith) was not updated in accordance with the By-laws to cause the information provided in the Proposal Notice to be true, correct and complete in all respects.

•Provide that a shareholder submitting a Proposal Notice, a Nominating Notice, a request to fix a record date for a special meeting, or any demand to call a special meeting shall not have any expectation of confidentiality in any of the information included therein and, except as otherwise provided by applicable law, the Company, its agents, and its representatives shall not be restricted, in any manner, in publicly disclosing such information.

•Require that a Nominating Notice include, for each proposed candidate for election to the Company’s Board of Directors, such proposed candidate’s executed written consent to (i) being named by the shareholder submitting the Nominating Notice as its nominee for election as a director, (ii) being named as a nominee of such shareholder for election to the Board of Directors in any proxy or other solicitation statement, (iii) being named as a nominee of such shareholder for election to the Board of Directors in any form of proxy in accordance with Rule 14a-19 of the Exchange Act (the universal proxy rules), and (iv) serving as a director of the Company if elected.

•Require that a Nominating Person’s updates or supplements to its Nominating Notice include any change in any previous representation made by such Nominating Person regarding its intention to solicit proxies, in support of the election of the Nominating Person’s proposed candidate(s) for election to the Board of Directors from the holders of at least sixty-seven percent (67%) of the Company’s outstanding capital stock entitled to vote on the election of directors, and solicit proxies or votes in support of the proposed candidate(s) in accordance with Rule 14a-19 promulgated under the Exchange Act.

•Require that any update or supplement to a Nominating Notice required to be provided by a Nominating Person to any previous information provided pursuant to Rule 14a-19 of the Exchange Act (the universal proxy rules) be provided within two (2) business days following the occurrence of any event, development, or occurrence that would cause such information provided in the Nominating Notice to be not true, correct, and complete in all respects.

•Provide that a shareholder cannot include in a Nominating Notice more proposed candidates for nomination than the number of directors to be elected to the Board of Directors at the shareholders’ meeting to which that Nominating Notice relates.

•Provide that, if a Nominating Person submits a request in writing to the Secretary of the Company prior to submitting the Nominating Notice, the Secretary shall provide to such Nominating Person, within ten (10) calendar days after receiving such request, to the extent the requested, the Company’s form of written questionnaire to be completed by each proposed director candidate and/or the Company’s form of written representation and agreement to be completed by each proposed director candidate.

•Provide that a Nominating Person must comply with the requirements of Rule 14a-19 of the Exchange Act (the universal proxy rules) with respect to any nominations of candidates for election to the Board of Directors.

•Provide that, if a director candidate submits a request in writing to the Secretary of the Company, the Secretary shall provide to such candidate, within ten (10) calendar days after receiving such request, copies of all policies and guidelines applicable to members of the Board of Directors then in effect.

•Provide that the Company may also require any proposed candidate for nomination as a director to submit in writing to the Secretary of the Company, no later than five (5) business days after a request is made therefor to either the Nominating Person that submitted the Nominating Notice or such proposed candidate for nomination, such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed candidate to serve as an independent director of the Company, or (ii) that could be material to a shareholder’s understanding of the independence or lack of independence of such proposed candidate for nomination.

•Provide that proposed nominations made by a shareholder may not be brought before a shareholders’ meeting if (i) such shareholder is not Present in Person at the shareholders’ meeting to present its proposed nominations, (ii) such shareholder, any Nominating Person, or any proposed nominee breaches, or acts contrary to, any of the representations, undertakings, or commitments made in the Nominating Notice applicable to such nomination(s) (or any of the documents submitted in connection therewith), (iii) the Nominating Notice applicable to such nomination(s) (or any of the documents submitted in connection therewith) contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading, or (iv) after being submitted to the Company, the Nominating Notice applicable to such nomination(s) (or any of the documents submitted in connection therewith) was not updated in accordance with the By-laws to cause the information provided in the Nominating Notice to be true, correct, and complete in all respects.

•Provide that compliance by a Proposing Person or a Nominating Person with the applicable requirements of the SEC shall also include compliance with any interpretative guidance and/or requests from the Staff of the SEC.

•Revise the provisions relating to the quorum required for an adjourned shareholders’ meeting to conform with changes to Section 607.0725 of the FBCA.

•Revise the provisions relating to interested director transactions to conform with changes to Section 607.0832 of the FBCA.

•Incorporate into the By-laws various changes of a technical or conforming nature, including, but not limited to, relocating existing provisions elsewhere within the By-laws, corrections to Article and Section cross-references, providing and/or revising definitions for certain capitalized defined terms, expanding the use of capitalized defined terms, formatting changes, and grammatical and other typographical corrections.

The foregoing description of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 21, 2023, the Company issued a press release (“Press Release”) announcing that the Board had declared a quarterly dividend of $0.42 per share for each outstanding share of common stock of the Company. The dividend is payable on October 16, 2023 to shareholders of record on October 2, 2023.

The Press Release also announced that the Board had declared on August 21, 2023 a quarterly cash dividend of $0.3984375 per depositary share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (NYSE: RJF PrB), payable October 2, 2023 to shareholders of record on September 15, 2023.

A copy of the Press Release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
3.1	Amended and Restated By-laws of Raymond James Financial, Inc. reflecting amendments adopted by the Board of Directors on August 21, 2023.
99.1	Press release, dated August 21, 2023, issued by Raymond James Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: August 25, 2023	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer